UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (date of earliest event reported): August 24, 2005

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:             (417) 879-3326

Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2005, Decorize, Inc., a Delaware corporation (“Decorize”), and its subsidiaries, Guildmaster, Inc., and Faith Walk Designs, Inc. entered into exclusive global factoring arrangements with Bibby Financial Services (Midwest), Inc. (“BFS”). The initial funding occurred on August 25, 2005 and was used in part to repay all amounts outstanding under Decorize’s existing credit facility with Bank of America, N.A. The factoring arrangements provide Decorize with a maximum credit facility of $2,000,000.

The factoring arrangements are governed by a Master Purchase and Sale Agreement (as amended, the “Factoring Agreement”) entered into between Decorize and BFS. Decorize and BFS also entered into an Amendment to Master Purchase and Sale Agreement on August 24, 2005, in order to correct the number of collection days to be charged to Decorize’s account. Under the Factoring Agreement, Decorize submits accounts receivable to be purchased by BFS, and BFS pays Decorize up to 85% of the aggregate net face value of accounts receivable purchased, less applicable fees charged by BFS and a reserve withheld by BFS to serve as security in the event that BFS receives less than full payment for accounts purchased due to returns, allowances, deductions, disputes or chargebacks.

All accounts submitted for purchase must be approved by BFS. Accounts are purchased on a recourse basis, and BFS has the right to charge back accounts purchased from Decorize at any time. The Factoring Agreement requires Decorize and its subsidiaries to grant BFS a first lien security interest in all their accounts receivable and all cash held in bank accounts.

BFS charges Decorize interest on amounts advanced to Decorize under the Factoring Agreement at a rate of 3.5% above the prime rate of interest as published in the Wall Street Journal. BFS receives a factoring administration fee equal to 1.25% of the gross invoice amount of each account submitted and a $0.40 invoice processing fee for each account submitted. If total receivables are more than 60% for any one account debtor, BFS may charge Decorize an additional 0.5% discount for accounts from that specific account debtor. Decorize also agreed to pay a one-time facility fee equal to $20,000.

The Factoring Agreement requires Decorize to maintain a level of accounts submitted for purchase each month that is equal to $500,000, on average, during each calendar quarter. If the level of purchased accounts falls below the $500,000 minimum average requirement in any calendar month, Decorize is required to pay BFS a $10,000 fee for that month and each subsequent month that the average minimum requirement is not met.

The initial term of the Factoring Agreement is six months, which may be automatically extended for successive periods of twelve months. BFS may terminate the Factoring Agreement at any time on 30 days prior notice to Decorize. Decorize may terminate the Factoring Agreement by prior written notice to BFS no less than 60, and no more than 30, days prior to the end of each term. If Decorize terminates the Factoring Agreement more than 60 days prior to the end of the then-current term, Decorize will pay a termination fee equal to $10,000 for each month remaining during the term.

Decorize believes that the factoring arrangements will enhance its working capital situation and increase the likelihood that it may expand its current operations in Asia. It is possible, however, that Decorize will continue to require additional equity and debt financing in order to provide it sufficient operating capital until such time as it can become sufficiently cash flow positive to fund operations on a stand-alone basis.

Item 1.02. Termination of a Material Definitive Agreement.

On August 24, 2005, Decorize terminated its line of credit with Bank of America, N.A., effective immediately upon its entering into the Factoring Agreement. The line of credit, which had been utilized by Decorize for working capital since January 2005, is being replaced by the global factoring arrangements with BFS, which are described under Item 1.01 of this Current Report on Form 8-K, and are incorporated herein by reference.

The line of credit had provided Decorize with a credit facility of up to $4,000,000 through May 31, 2005, decreasing to $3,000,000 from June 1, 2005 through its maturity at December 31, 2005. The description of the Bank of America line of credit that is set forth in Decorize’s Current Report on Form 8-K filed on January 18, 2005, is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(C)  Exhibits.

4.1	Master Purchase and Sale Agreement between Decorize, Inc. and Bibby Financial Services (Midwest), Inc., executed by Decorize, Inc. on August 24, 2005.

4.2	Amendment to Master Purchase and Sale Agreement between Decorize, Inc. and Bibby Financial Services (Midwest), Inc., executed by Decorize, Inc. on August 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: August 24, 2005	By:	/s/ Brent Olson
Name: Brent Olson
Title: Chief Financial Officer

Exhibit Index

4.1	Master Purchase and Sale Agreement between Decorize, Inc. and Bibby Financial Services (Midwest), Inc., executed by Decorize, Inc. on August 24, 2005.

4.2	Amendment to Master Purchase and Sale Agreement between Decorize, Inc. and Bibby Financial Services (Midwest), Inc., executed by Decorize, Inc. on August 24, 2005.